Exhibit 99.1

Lucas Energy Announces Resignation of Co-Founder and CEO and Appointment of New CEO and Director

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – December 14, 2012 – Lucas Energy, Inc. (NYSE MKT:LEI), an independent oil and gas company (the "Company" or "Lucas"), today announced that Co-Founder, Chief Executive Officer and Director William A. Sawyer has resigned effective December 12, 2012 to pursue other endeavors.

The Board of Directors of the Company has appointed Anthony C. Schnur, 47 as CEO ("Chief Executive Officer") to fill the vacancy left by Mr. Sawyer’s resignation.  Mr. Schnur was previously appointed as the Chief Financial Officer, Treasurer, and Secretary of the Company effective November 1, 2012.  Mr. Sawyer was a Co-Founder of the Company, serving as Vice President of Operations from April 2005 to January 2009, when he was promoted to the position of CEO and President, positions he continued to hold until his resignation.

Mr. Schnur has served as CFO and CEO of several companies including his last position as CFO of Chroma Oil & Gas, LP. Mr. Schnur is 47 years old and has more than 25 years of experience, with 15 years in the oil and gas industry. He has served on the Board of Directors of two E&P companies. He is a member of IPAA, Houston Energy Finance Group, and other industry organizations. Mr. Schnur has a BSBA from Gannon University and an MBA from Case Western Reserve University.

Mr. Sawyer also resigned as a Director of the Company effective December 12, 2012 and the Board of Directors has appointed Ken Daraie, P.E. as a Director of the Company.  Mr. Daraie, has significant experience in the oil and gas industry and has served as the Vice President of Operations of Wold Oil Properties, Inc. (WOPI) where he assists with business development, engineering and operations management, since April 2011.

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company based in Houston, Texas. The Company acquires underdeveloped oil and gas properties, restores production to the properties, and looks for underlying value.

Currently, the Company is active in the Austin Chalk, Eagle Ford, Eaglebine, and Buda trends. Our goal for the current year is production and revenue growth, and expansion of our asset base using joint ventures.

For more information on this and other activities of the Company, please visit the Lucas Energy web site at www.lucasenergy.com.

Company Website:                                                                                     www.lucasenergy.com

Contacts:
Anthony C. Schnur, CEO
tschnur@lucasenergy.com
(713) 528-1881

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings including its Form 10-K and Form 10-Q’s. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.